                                                                    EXHIBIT 99.1


CC MASTER CREDIT CARD TRUST II - EXCESS SPREAD ANALYSIS -                              January-01

Card Trust                                           CVMT 95-A    CVMT 95-B   CVMT 95-C    CVMT 96-A    CVMT 96-C   CVMT 98-A
Deal Size                                             $400 MM      $150 MM     $400 MM    $407.25 MM   $271.50 MM    $600 MM
Exp Final Pay Date                                    08/15/02    11/15/02    02/18/03     11/15/01     02/16/04    09/15/03


Excess Spread:
      Portfolio Yield                                  20.63%      20.63%      20.63%       20.63%       20.63%      20.63%
      Less:   Blended Coupon                            6.14%       6.14%       6.15%        6.13%        6.12%       6.15%
              SVC Fees                                  1.50%       1.50%       1.50%        1.50%        1.50%       1.50%
              Charge-offs                               7.82%       7.82%       7.82%        7.82%        7.82%       7.82%
                                                    ---------   ---------   ---------    ---------    ---------   ---------

Excess Spread:
                 January                                5.17%       5.17%       5.16%        5.18%        5.19%       5.16%
                 December                               4.02%       4.02%       4.01%        4.03%        4.04%       4.01%
                 November                               4.05%       4.05%       4.04%        4.06%        4.07%       4.04%
                                                    ---------   ---------   ---------    ---------    ---------   ---------
                 3-MONTH AVG EXCESS SPREAD              4.41%       4.41%       4.40%        4.42%        4.43%       4.41%

Delinq           30 to 59 days                          2.33%       2.33%       2.33%        2.33%        2.33%       2.33%
                 60 to 89 days                          1.75%       1.75%       1.75%        1.75%        1.75%       1.75%
                 90+ days                               3.39%       3.39%       3.39%        3.39%        3.39%       3.39%

Monthly Payment Rate                                   13.67%      13.67%      13.67%       13.67%       13.67%      13.67%
